UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreements (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

On August 29, 2022, Baudax Bio, Inc. (the “Company”), priced a best efforts public offering (the “Offering”) of: (i) 7,554,886 shares of its common stock, par value $0.01 per share (“Common Stock”) and accompanying Series A-1 warrants (“Series A-1 warrants”) to purchase 7,554,886 shares of Common stock and Series A-2 warrants (“Series A-2 warrants”, and together with the Series A-1 warrants, “Series A warrants”) to purchase 7,554,886 shares of Common Stock, at a combined public offering price of $0.525 per share and Series A warrants and (ii) Series B pre-funded warrants (“Series B pre-funded warrants”) to purchase 4,264,286 shares of Common Stock and accompanying Series A-1 warrants to purchase 4,264,286 shares of Common Stock and Series A-2 warrants to purchase 4,264,286 shares of Common stock at a combined public offering price of $0.515 per Series B pre-funded warrant and Series A warrants, which is equal to the public offering price per share of Common Stock and accompanying Series A warrants less the $0.01 per share exercise price of each such Series B pre-funded warrant.

The Series A warrants have an exercise price of $0.525 per share of Common Stock. The Series A-1 warrants are exercisable upon issuance and will expire five years from the date of issuance. The Series A-2 warrants are exercisable upon issuance and will expire thirteen months from the date of issuance. The exercise price of the Series A warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Series A warrants.

Subject to certain ownership limitations described in the Series B pre-funded warrants, the Series B pre-funded warrants are immediately exercisable and may be exercised at a nominal consideration of $0.01 per share of Common Stock any time until all of the Series B pre-funded warrants are exercised in full.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Offering, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the gross proceeds raised in the Offering, and reimbursement of certain expenses and legal fees. The Company also issued to designees of the Placement Agent warrants to purchase up to 709,150 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Series A warrants, except that the Placement Agent Warrants have an exercise price equal to $0.65625 per share and expire on August 29, 2027.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors on August 29, 2022. The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The shares of Common Stock, the Series A warrants, the Series B pre-funded warrants and the Placement Agent Warrants described above and the underlying shares of Common Stock were offered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-266499), which was declared effective by the Securities and Exchange Commission on August 29, 2022.

The Company expects to receive net proceeds of approximately $5.3 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering for pipeline development activities and general corporate purposes. The closing of the Offering is expected to occur on September 1, 2022.

The foregoing summaries of the Purchase Agreement, the Series A-1 warrant, the Series A-2 warrant, the Series B pre-funded warrant and the Placement Agent Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as exhibits 4.1, 4.2, 4.3, 4.4 and 10.1 to this Current Report on Form 8-K, which are incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

4.1	Form of Series A-1 Warrant (incorporated herein by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-1/A filed on August 17, 2022 (File No. 333-266499)).

4.2	Form of Series A-2 Warrant (incorporated herein by reference to Exhibit 4.21 to the Company’s Registration Statement on Form S-1/A filed on August 17, 2022 (File No. 333-266499)).

4.3	Form of Series B Pre-funded Warrant (incorporated herein by reference to Exhibit 4.22 to the Company’s Registration Statement on Form S-1/A filed on August 17, 2022 (File No. 333-266499)).

4.4	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.23 to the Company’s Registration Statement on Form S-1/A filed on August 17, 2022 (File No. 333-266499)).

10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.35 to the Company’s Registration Statement on Form S-1/A filed on August 17, 2022 (File No. 333-266499)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: August 31, 2022